UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 19, 2009 (September 29, 2009)

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50788	75-3026459
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Room 901, Haleson Building
1 Jubilee Street, Central
Hong Kong
(Address of principal executive
offices)	(Zip code)

Registrant’s telephone number, including area code: 852.2850.7680

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets

Acquisition of Ultra Professional Limited (“UPL”)
On September 29, 2009, the Company entered into an agreement for the purchase of all the outstanding shares of common stock of UPL (a company incorporated under the laws of the British Virgin Islands), by issuing 100,000,000 common shares of the Company to the sole shareholder of UPL (Mr. Kwong-Lim Liang).  The acquisition was closed as of September 29, 2009.  Prior to his acquisition of the Company shares, Mr. Liang was not an affiliate of the Company.  He is not an affiliate of any of the Company’s shareholders.  The shares were issued to Mr. Liang as restricted securities under rule 144.

UPL (established in 2009 and based in Hong Kong) provides consulting services to foreign and local (PRC) companies seeking to begin or re-organize advertising programs in the PRC.  Mr. Liang, a director of UPL, has 20 years of experience in structuring advertising contracts for foreign and PRC import and export businesses.  Since 1999, Mr. Liang has been director and a principal owner of Nina Limited, a Hong Kong based private trading company. All business advertising in the PRC must comply with local and central government regulations as to content and means of publication.  UPL uses Mr. Liang’s extensive contacts and experience with government officials to help clients organize and maintain advertising programs that are compliant.

UPL’s services are billed to clients on an individual project basis, either on a fixed cost whole project basis, or by installments as a project completes each phase of the project.   UPL also may enter into joint ventures with selected clients to set up advertising agencies in the PRC.

Disposition of Sino Trade-Intelligent Development Corp., Limited
On September 30, 2009, the Company entered into and closed an agreement to sell its wholly-owned subsidiary Sino Trade-Intelligent Development Corp., Limited (a corporation organized under the laws of the Hong Kong Special Administrative Region), to Ms. Jie Xu, for US$1.  This transaction was negotiated at arms-length.  Ms. Jie Xu is not an affiliate of any of the Company’s shareholders.

Item 3.02  Unregistered Sales of Equity Securities

The 100,000,000 shares of common stock issued to Mr. Liang as of September 29, 2009 were issued as restricted securities.  For this transaction, the Company claims the exemption available under Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2009, the Board of Directors of the Company appointed Mr. Kwong-Lim Liang as a Director of the Company. Mr. Liang does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Item 9.01.   Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.  Please refer to Exhibits

(b)  Pro Forma Financial Information.  Please refer to Exhibits

ASIA GLOBAL HOLDINGS CORP.

Dated: November 19, 2009	By: /s/ Ping-Shun Lai
Ping-Shun Lai, Chief Executive Officer and Chief Financial Officer